UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2003 (May 21, 2003)

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-50239	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits

99.1                                                                           Accuride Corporation 2003 Forecasted Statement of Cash Flows

Item 9.                                                           Regulation FD disclosure

In the course of making a presentation at the Accuride Corporation bank meeting sponsored by Citigroup Global Market Inc. and Lehman Brothers Inc. on May 21, 2003, Accuride Corporation released information attached hereto as exhibit 99.1 and incorporated herein regarding its previously estimated cash flow plan for 2003.  This prior estimation has not been adjusted to account for any proposed debt refinancing currently being contemplated by Accuride Corporation.

In exhibit 99.1 we have made various statements regarding current expectations or forecasts of future financial results, cash flow, financial condition and other events.  These statements are “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are identified by the words “estimate,” “forecast,” “anticipate,” “will continue,” “will likely result,” “expect,” “intend,” “believe,” “plan,” “predict” and similar expressions.  These forward looking statements reflect our estimation of the market demand for Heavy/Medium Trucks and Trailers, our foreseeable working capital needs for the next twelve months, the availability of additional capital to us, and our disclosures concerning market risk.  Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect.  Therefore, undue reliance should not be placed upon these estimates and statements.  We cannot assure that any of these statements or estimates will be realized and actual results may differ from those contemplated in these “forward-looking statements.”  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  You are advised to consult further disclosures we may make on related subjects in our filings with the SEC.  We cannot assure you that ours expectations, beliefs, or projections will result or be achieved or accomplished.  Some of the important factors that could cause actual results to differ materially from those discussed in the forward-looking statements include the following:

• Our continuing liquidity is contingent upon our ability to obtain a waiver or amendment to our bank covenants and our ability to successfully extend or refinance our existing revolving credit facility which matures on January 21, 2004;

• Our credit documents contain significant financial and operating covenants that limit the discretion of management with respect to certain business matters.  We must also meet certain financial ratios and tests contained in our financing agreements.  Failure to comply with the obligations contained in the debt agreements could result in an event of default, and possibly the acceleration of the related debt and the acceleration of debt under other instruments evidencing debt that may contain cross-acceleration or cross-default provisions;

• Current conditions in the economy could worsen and the Heavy/Medium truck industry downturn may persist longer than anticipated;

• Our significant indebtedness may have important consequences, including, but not limited to, impairment of our ability to obtain additional financing, reduction of funds available for operations and business opportunities or limitations on our ability to dispose of assets;

• Our ability to service our indebtedness is dependent upon operating cash flow;

• The loss of a major customer could have a material adverse effect on our business;

• The demands of original equipment manufacturers for price reductions may adversely affect profitability;

• A labor strike may disrupt our supply to our customer base;

• An interruption in supply of steel or aluminum could reduce our ability to obtain favorable sourcing of such raw materials;

• We may encounter increased competition in the future from existing competitors or new competitors;

• We may be subject to liability under certain environmental laws and the cost of compliance with these regulations could have a material adverse effect on our financial condition and may adversely affect our ability to sell or rent such property or to borrow using such property as collateral;

• The interests of our principal stockholder may conflict with the interests of the other holders of our securities; and

• Our success depends largely upon the abilities and experience of certain key management personnel.  The loss of the services of one or more of these key personnel could have a negative impact on our business.

For further information, refer to the business description and additional risk factors sections included in our Form 10-K for the year ended December 31, 2002, as filed with the SEC.

The information in this Current Report is being furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act of 1933, as amended, or otherwise subject to the liabilities of those sections. This Current Report will not be deemed an admission by Accuride Corporation as to the materiality of any information in this report that is required to be disclosed solely by Item 9.  Accuride Corporation does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report is current only as of May 21, 2003 and may change thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	May 22, 2003	/s/ John R. Murphy
John R. Murphy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Accuride Corporation 2003 Forecasted Statement of Cash Flows.